                                Table of Contents

Section                                                                    Page
1.0    OVERVIEW/General Definitions ......................................    1

      1.1          What is TAMRA? ........................................    1
      1.2          Modified Endowment Contracts (MECs) ...................    1
      1.3          The 7-Pay Premium Test ................................  1-2
      1.4          Material Changes ......................................    2
      1.5          Decreases .............................................    2
      1.6          1035 Exchanges ........................................  2-3
      1.7          Tax Implications ......................................    3
      1.8          2-Year Look-Back ......................................    3
      1.9          Survivorship Contracts ................................    3
      1.10         Serial Contract Rule ..................................    4
      1.11         60 Day Right to Refund Excess Premium .................    4
      1.12         System Objectives .....................................    4

2.0    NEW ISSUES ........................................................    5

       2.1         New Field Requirements and Input Screens Modifications     5

             2.1.1       Owner's Date of Birth ...........................  5-6
             2.1.2       MEC Indicator ...................................    7
             2.1.3       MEC Reason Code .................................    8
             2.1.4       7-Pay Effective Date ............................    9
             2.1.5       MEC Effective Date ..............................    9
             2.1.6       7-Pay Premium ...................................    9
             2.1.7       1035 Exchange Code ..............................   10
             2.1.8       1035 Cash Value .................................   10
             2.1.9       Policy/Bene Info Input Screen ...................   11

       2.2         New Output Screen and Report Modifications ............   12

             2.2.1       Underwriter's Worksheet .........................   12
             2.2.2       MEC Notification Letter .........................   13

      2.3          New Issue Processing Requirements .....................   14

             2.3.1       Perform 7-Pay Premium Calculation ...............   14

                   2.3.1.1     By Formula ................................   14
                   2.3.1.2     By Table ..................................   14

             2.3.2       Perform 7-Pay Test ..............................   14
             2.3.3       7-Pay Test Bypass Condition .....................   15

3.0    ADMINISTRATION ..........................................   (to be added)

4.0    APPENDIX I ..............................................     Definitions

5.0    APPENDIX II ...........  7-Pay and Guideline Premium Calculation Formulas

1.0   OVERVIEW/General Definitions.

      1.1   What is TAMRA?

            TAMRA is an acronym for the Technical and Miscellaneous Revenue Act of 1988. TAMRA expands and increases the requirements of prior tax codes, such as the Tax Equity and Fiscal Responsibility Act (FEFRA), in particular, which established guideline premium limits for universal life insurance. TAMRA addresses certain questionable practices, such as the use of single premium life policies as tax-sheltered investments, rather than life insurance. Undistributed earnings on these policies, known as inside buildup, were often excluded from taxation.

            The TAMRA law applies to any contracts entered into, or changed on or after June 21, 1988. Policies issued prior to June 21, 1988, and not materially changed, are considered "grandfathered' and not subject to TAMRA rules.

      1.2   Modified Endowment Contracts (MECs).

            To accomplish its objective, TAMRA created a new catagory of life insurance contracts called Modified Endowment Contracts (MECs). The intent of the law is to prevent the use of single premium life insurance policies as investments. Single premium drop-ins, and other large premium payments, can now put a policy into a MEC status, which creates new tax implications for withdrawals and other early distributions.

      1.3   The 7-Pay Premium Test.

            To determine the amount of premium that will put a policy into a MEC status, a 7-pay premium test is applied. The test is based on a calculated 7-pay premium, which is similar to a guideline annual premium.

            The 7-pay premium is the maximum premium that can be paid into a policy during each of the first 7 years. A premium no greater than the 7-pay premium can be paid by the end of the first year, no greater than twice the 7-pay premium by the end of the second year, and so on until the end of the seventh year. To the extent that the premium is less than the 7-pay premium, the difference can be made up in later years. See Section 3.x.x for further definition and an example.

            Any policy which fails the 7-pay test is called a MEC, and is subject to new early distribution rules for income and investment from the policy.


SCP                                   - 1 -                       November, 1992

            Once a policy is beyond the 7 year period, it is no longer subject to the 7-pay test.

      1.4   Material Changes.

            A material change is generally defined as an increase in the future benefits of a contract. An increase in specified face amount is an example of a material change.

            An increase is not considered a material change, however, if it is due to "necessary premiums". A necessary premium is the amount of premium needed to reach the funding limit for the policy under the definition of life insurance. To qualify as life insurance, a policy must pass either the cash value accumulation test, or the guideline premium and cash value corridor test. These tests are explained in
            Section 3.x.x.

            A material change results in a policy being treated as a new contract. It starts the 7 year clock running over again from the date of the material change. A new 7- pay premium is calculated and a new 7-pay period begins.

            After a material change, a policy not previously a MEC is subject to retesting, and it may or may not become a MEC.

      1.5   Decreases.

            Conversely, if benefits are reduced during the first 7 years (or within 7 years following a material change), the 7-pay premium is recalculated as if the policy was reissued at the reduced amount. If the premiums previously paid now exceed the 7-pay limit based on the recalculated 7-pay premium, the policy becomes a MEC.

            A decrease in specified face amount is an example of a decrease.

      1.6   1035 Exchanges.

            If one insurance policy is exchanged for another insurance policy, no gain or loss is recognized under section 1035 of the Internal Revenue Code.


SCP                                   - 2 -                       November, 1992

            There are, however, special rules for testing policies issued as a result of a 1035 exchange. Basically, 1035 exchanges are considered material changes.

            The exchange amount is considered cash value in the calculation of the 7-pay premium. This tends to reduce the amount of the 7-pay premium.

            If the exchange amount is submitted after issue, a new 7-pay premium is recalculated when the payment is applied, and a new 7-pay period begins in the same manner as a material change.

      1.7   Tax Implications.

            For policies classified as MECs, early distributions such as partial and full surrenders, loans and certain dividends are treated as income first, if any, and then investment (LIFO method). The income is taxable, reportable, and subject to federal and state withholding, if requested by the policyowner.

            Income is also subject to a 10% federal penalty if the policyowner is less than age 59 1/2. In addition, distributions received within two years of becoming a MEC are also taxable under a 2-year look-back provision.

      1.8   2-Year Look-Back.

            TAMRA specifies that any distributions made within 2 years of a policy failing the 7-pay test, are treated as having been made in anticipation of a policy becoming a MEC. Taxable reporting is therefore required on any distributions made during the prior 24 months.

      1.9   Survivorship Contracts.

            A special rule exists for Survivorship or Second-to-Die Contracts. The Omnibus Budget Reconciliation Act of 1989 (OBRA 89) clarifies TAMRA rules and addresses survivorship contracts. For survivorship contracts, any reduction in benefits, even those outside the 7-pay period, requires a 7-pay recalculation and retesting as if the policy was originally issued at the reduced death amount.


SCP                                   - 3 -                       November, 1992

      1.10  Serial Contract Rule.

            OBRA 89 also addresses another anti-abuse issue. The law is designed to prevent the avoidance of the income first distribution rules through the issuance of multiple contracts by an insurer. The law provides that in determining the taxable portion of any distribution, all MECs issued by the same insurer to the same policyholder during the same calendar year, are to be aggregated. Thus you cannot avoid taxation by taking a withdrawal from one policy with no gain, if another policy has a gain.

      1.11  60 Day Right to Refund Excess Premium.

            Following the policy anniversary for the year in which a policy became a MEC, the policyowner has 60 days in which to request a refund of excess premiums over the 7-pay premium limit. This procedure would return the policy to a non-MEC status.

      1.12  System Objectives.

            Fully automating TAMRA processing is a project of considerable magnitude. The objectives are to automate the TAMRA functional requirements listed below, as well as to bring the system up-to-date with prior tax laws, particularly TEFRA requirements.

                  o     Calculate 7-pay premiums.

                  o     Perform 7-pay premium test.

                  o     Identify MEC policies.

                  o     Process material changes, decreases, and 1035 exchanges.

                  o     Notify users and policyowners of MEC status.

                  o     Improve TEFRA processing requirements where needed.

                  o Report taxable distributions (to be documented in a separate report).
--------------------------------------------------------------------------------



SCP                                   - 4 -                       November, 1992

2.0   NEW ISSUES.

      NEW ISSUES includes the following major sub-sections:

            2.1   New Field Requirements and Input Screen Modifications.

            2.2   New Output Screen and Report Modifications.

            2.3   New Processing Requirements.

--------------------------------------------------------------------------------

2.1   New Field Requirements and Input Screen Modifications.

      2.1.1 Owner's Date or Birth.

            If the insured is not the owner of the policy, the policyowner's birthdate is a required field.

                  The reason for the requirement is an IRS imposed 10% penalty on taxable distributions from a MEC policy if the policyowner is less than 59 1/2 years of age.

                  If the owner's birthdate is not entered, the policyowner's age is assumed to be less than 59 1/2 and the 10% penalty will be reported.

                  If the owner is a corporation or a trust, the policyowner's age is automatically defined to be less than 59 1/2 and the 10% penalty will be reported. In this case, the Owners Date of Birth field is left blank (not entered).

            If the insured is the owner of the policy, the insured's date of birth is used to determine age for reporting purposes.

                  During new issue processing, the system will automatically populate owner's date of birth with insured's date of birth, if the owner is identified and coded as the insured on the Owner/Assignee Input Screen.


SCP                                  - 5 -                        November, 1992

            NOTE for Manual Procedures: The owner's birthdate should be included on the application and entered into the system at issue. For inforce cases, a manual conversion will be necessary, if the owner's birthdate can be obtained.

            Owner's Date of Birth is a date field in (mm/dd/yy) format for entry and display. Internal system format is YYYYMMDD.

            The suggested placement of Owner's Birthdate (see --->) on the Owner/Assignee Information Input Screen is illustrated below:

            Owner/Assignee Input Screen (with Owner Date-of-Birth Added).

--------------------------------------------------------------------------------

      OWNER/ASSIGNEE INFORMATION

      OWNER is ....... [ ]
       1. Last... [        ] 2. First.. [       ]  3. Initial.. [ ]
       4.Corp name...[                   ]    19. Corp Case #.[     ]
      ADDRESS
       5.Street (A)..[                          ]
                (B)..[                          ]
       7.Zip Code....[   ]  8. City...[            ]          9. State..[  ]
      10. Soc-Sec #...[   -  -    ]   20. Employee ID#.. [         ]
      11. Owner D-O-B.[  /   /  ]

      ASSIGNEE INFORMATION
      12.Type ........[ ]
      13.Name ........[                      ]
      14. Street (A)..[                      ]
      15.        (B)..[                      ]
      16. Zip Code....[         ]      17. City...[     ]     18.State..[  ]

--------------------------------------------------------------------------------


SCP                                   - 6 -                       November, 1992

      2.1.2 MEC Indicator.

            This is the key used to indicate that a policy is, or is not, a Modified Endowment Contract (MEC). The following codes are used:

                         N - No            Policy is not a MEC.

                         Y - Yes           Policy is a MEC.

                         P - Possibly      Policy is a MEC, unless the excess
                                           premium is refunded 60 days after the
                                           next anniversary of the year in which
                                           the policy failed the 7-pay test.

            The MEC Indicator is a one character alpha field.

            The MEC Indicator is not entered at issue. The system will calculate the 7-pay premium and perform the 7-pay test.

            If the policy passes the 7-pay test, a N will be inserted into the MEC Indicator.

            If the policy fails the 7-pay test, a P will be inserted.

                  If the code is still a P 60 days after the first policy anniversary, the system will change the MEC Indicator to Y indicating that the period, during which the premium in excess of the 7-pay premium limit could have been refunded, has expired.

                  If the excess premium is refunded before the expiry period has passed, the user is responsible for changing the MEC Indicator to N so that the policy is no longer classified as a MEC.

            An exception to the above procedure is a 1035 exchange which was previously a MEC. It must be entered with a MEC Indicator of Y, to indicate that the exchanged policy is still a MEC.

            This procedure (of entering a Y in the MEC Indicator) will override the automatic calculation of the 7-pay premium limit and performance of the 7-pay test.

            Because the system has no way of knowing if an exchanged policy was previously a MEC, entering a Y in the MEC Indicator at issue is required for these types of situations.

            Once a policy becomes a MEC (code Y), it will always be a MEC.


SCP                                  - 7 -                        November, 1992

      2.1.3 MEC Reason Code.

            This code indicates the reason a policy is a MEC. It is informational only, but can be used for quickly determining why a policy became a MEC, and may be used in future studies. Valid codes are:

                              0 - Policy is not a MEC.

                              1 - Issued as a MEC (occurred in 1st policy year).

                              2 - 1035 Exchange.

                              3 - Premium Payments (occurred after 1st policy
                                  year).

                              4 - Material Change.

                              5 - Decrease.

            MEC Reason Code is a one digit numeric code with a range of 0 - 5.

            Codes 0 - 2 (for Issue System)

            The Issue system uses the following MEC Reason Codes:

                  Code 0 Entered by the system at issue if the policy
                         passes the 7-pay test.

                  Code 1 Entered by the system if the policy fails the
                         7-pay test during the 1st policy year.

                  Code 2 Entered manually at issue if the policy is a MEC
                         due to a 1035 exchange.

            Codes 3 - 5 (for Administration System)

            Codes 3 - 5 are not used at issue. They are used for subsequent premium payments and policy changes, and the appropriate MEC Reason Code is inserted by the system when the policy becomes a MEC.


SCP                                   - 8 -                       November, 1992

      2.1.4 7-Pay Effective Date.

            This is the date on which the 7-pay premium testing period begins (the date the clock starts running). For new issues, it is the policy effective date.

            In the case of a material change, for example, the date will be reset to the date of the material change. The clock will start running for another 7 years and the policy is subject to re-testing against an appropriately re-calculated 7-pay premium.

            The date field is in the form (mm/dd/yy).

      2.1.5 MEC Effective Date.

            This is the date on which the policy became a MEC. If a case is issued as a MEC, it is the policy effective date.

            If a policy is a MEC, the MEC Effective Date is used to determine the date from which premature distributions from the policy are taxable under the TAMRA law.

            It is also used if a policy is changed to a MEC status at some point after issue. A 2-year look-back must be performed at that time. Distributions from the policy during the 24 months preceding the MEC Effective Date are subject to the new TAMRA income recognition rules. If a policy is not a MEC, the date will contain zeros.

            The date field is in the form (mm/dd/yy).

      2.1.6 7-Pay Premium.

            The TAMRA 7-Pay Premium is similar to the TEFRA guideline annual premium. The calculation of the 7-pay premium is based on the lowest scheduled death benefit, instead of specified amount. Existing guideline annual premium calculations are usable in calculating TAMRA 7-pay premiums.

            The original CUL plan uses a table for the calculation, while subsequent plans use formulas. Future plans of insurance will use the formulas.

            The formulas for calculating the Guideline Annual and Single Premiums for Options A, B and C, and the 7-Pay Annual and Single Premiums are found in Appendix II.

            This is a numeric amount field in the form (xxxxxxx.xx).


SCP                                   - 9 -                       November, 1992

      2.1.7 1035 Exchange Code.

            This code indicates if a policy is, or is not, a 1035 exchange. The following two codes are used:

                         N - No            Policy is not a 1035 Exchange.
                         Y - Yes           Policy is a 1035 Exchange.


            The code is a one character alpha code with a value of N or Y. If left blank at entry, the system defaults to N.

            The formula for the calculation of 7-pay premiums for 1035 exchanges differs from regular issues as follows:

         7-Pay Premium at Issue          = 7PPANNUALxDBr

         7-Pay Premium for 1035 Exchange = 7PPANNUALx(DBr-[1035CV/7PPSINGLEx])

            It is important that a policy be identified as a 1035 exchange and that the 1035 exchange transferred 1035 cash value (1035CV) be properly entered to calculate the correct 7-pay premium.

            A 1035 exchange with a gain in the old contract (1035CV), generally offers the policyowner a better opportunity of avoiding a MEC status.

      2.1.8 1035 Cash Value.

            The 1035 exchange amount (1035CV) is entered at issue, if available, so that this amount can be considered as cash value in the initial calculation of the 7-pay premium.

            This is a numeric amount field in the form (xxxxxxx.xx).


SCP                                 - 10 -                       November, 1992

      2.1.9 Policy/Beneficiary Information Input Screen.

            The suggested placement of the new fields which may be entered (see-- > s) on the Policy/Beneficiary Information Screen is illustrated below:

            The new input fields are:

                  26. MEC Indicator.
                  27. MEC Reason.

                        (Note: the MEC Indicator and Reason Codes are only entered if the policy is an exchange for a policy which was previously a MEC).


                  28.   1035 Exchange Code.
                  29.   1035 Cash Value.

                        (Note: the 1035 Exchange Code and 1035 Cash Value are only entered if the policy is a 1035 exchange and a transfer of cash value is involved.


      Policy/Beneficiary Information Input Screen (with TAMRA Fields Added).

      --------------------------------------------------------------------------

            POLICY INFORMATION
            1. Corp. Case # .........[       ]     2. Policy#...........
            3. Specified Face Amt.$[         ]     4. Planned Prem...$[   ]
            5. CWA.$[     ][ ]  6. Coupon Number. [   ] 7. Pymt Mode.. [ ]
            8. Plan Code .....              9. Dth Benefit Opt...[ ]
            10. Application Dte.[       ]  11. Policy Issue Date.[ ]
            12. Issue State..[  ]          13. Issue Age.........
            14. Maturity Age.[  ]          15. Type of Collect...[ ]
            16. Split Dollar.[  ]          25. Und Class...[ ]
      --->  26. NEC Indicator.[  ]    ---> 27. NEC Reason..[ ]
      --->  28. 1035 Exchange.[  ]    ---> 29. 1035 Cash Value...$[  ]
            BENEFICIARY                    17. Designation .......[  ]
            18. [                                                         ]
            19. [                                                         ]
            CONTINGENT BENEFICIARY
            20. [                                                         ]
            21. [                                                         ]
            22. Owner is...[ ]   23. Bills to ins....[ ]   24.Unisex....[ ]

      --------------------------------------------------------------------------


SCP                                 - 11 -                       November, 1992

      2.2   New Output Screen and Report Modifications.

      2.2.1 Underwriter's Worksheet.

             The new fields defined under New Field Reqiurements (section 2.1) have been added to the Underwriter's Worksheet. The new fields are the MEC Indicator, MEC Reason Code, MEC Effective Date, 7-Pay Premium, 7-Pay Effective Date, 1035 Exchange Code, 1035 Exchange Cash Value, and Owner's Date of Birth.

             They are outlined in boxes for easier location. Additionally, several fields have been condensed on line 6 of the Worksheet to make room for the new fields.

                          ENTRY/UNDERWRITERS WORKSHEET

                                                            SCR
                                                            FLat
                                                            Extra
              Pol No.      Name of Ins.    COB        Age    Sex    Prem
              92789000611  KIEHN,HERB    09/23/45     46      M     0.00

              Corp.Case #    Corp. Name                      Sched. Inc. Rate
              KIEHNTEST    KIEHNTEST-METLIFE

                     Specified   SCR              SCR
       Und. Und.     Face        Temp             Temp
                                                                    Rein  Split
 Plan  Code Class    Amount      Extra     Yrs    Extra  Yrs   Rein
                                                                    Code  Dollar
 7441   GI  NS        100,000     0.00     0      0.00    0      N
                                                                             N

 District Name            District No.   Agent Name  Agt No. Index
                                                                    No  % Share


              SPECIAL CORPORAT         98B            N
                                                                  --------------
   Planned    Annual Mode   Fed.Guideline    Fed.Guideline             7-Pay
   Prem Amt   Target Prem   Prem - Single    Prem - Annual            Premium
   1,000.00        206.00       23,733.00         2,168.00            2,055.00
-----------------------------------------------------------------
Oth Ben  Maturity  Prem  Col   MEC  MEC  MEC Eff.  1035  1035  Exchg   7-Pay
Option     Date    Freq  Type  Ind  Rsn   Date     Exch  Cash  Value  Eff. Date
   A     01/01/41    A   LIST   M    0   00/00/00    W          0.00  xx/xx/xx
--------------------------------------------------------------------------------

              Billing addr.                 Ins. Addr.
              KIEHNTEST-METLIFE             KIEHN HERB
              485-B METCORP PLAZA           43 WOODLAND ROAD
              ROUTE 1, SUITE 420            CHATHAM NJ   07928
              ISELIN NJ 08830

              Primary Beneficiary           Contingent Beneficiary
              WIFE                          CHILDREN

                          Dividend                    Non-Forfeiture
                                                                        Status
              Message      Option      Status             Option         Date
              REQUESTED                PENDING
                                                                       06/17/92

              Policy
              Issue     App       State of               Insureds
              Date      Date      iss Res    CTC         Soc Sec Num
              01/01/92  01/01/92   NJ NJ     00          123-45-6789

              Cash with                    Owners         Owners
                App        ITB Premiums    DOB            Soc Sec Num
                5,000.00      0.00         12/25/27       ###-##-####


SCP                                  - 12 -                       November, 1992

      2.2.2 MEC Notification Letter (ADM88).

          A new letter is required for use by the Account Managers in notifying policyholders that their policy has been classified as a Modified Endowment Contract.

          This letter is generated whenever a paid premium fails the 7-pay test. A sample letter is shown below:

          METROPOLITAN INSURANCE AND ANNUITY COMPANY
          GREAT LAKES HEAD OFFICE
          177 SOUTH COMMONS DRIVE, P.O. BOX 2500
          AURORA, IL  60507

                                  DATE:       12/01/92
                                  INSURED:    ROSS TARAN
                                  OWNER:      INSURED
                                  CORPORATION NAME:     FINANCIAL DATA PLANNING
                                  CORPORATION NUMBER:   FDP1

          FINANCIAL DATA PLANNING
          2140 SOUTH DIXIE HIGHWAY
          MIAMI. FL  33133


          RE:  POLICY NUMBER  928590056u

          7-PAY PREMIUM: $  10746.00          DISTRICT/BRANCH:         98B
          PREMIUM PAID:  $  16000.00          AGENCY:                  248-0
          REFUND AMOUNT: $   5254.00
          NEXT POLICY ANNIVERSARY:  01/01/93

                              IMPORTANT TAX NOTICE

          YOUR POLICY IS CONSIDERED A "MODIFIED ENDOWMENT CONTRACT" FOR FEDERAL INCOME TAX PURPOSES. THE TAX TREATMENT OF MODIFIED ENDOWMENT CONTRACTS DIFFERS FROM THAT OF POLICIES YOU MAY HAVE PURCHASES IN THE PAST. TWO IMPORTANT DIFFERENCES ARE:

          1. AMOUNTS RECEIVED PRIOR TO THE DEATH OF THE INSURED (SUCH AS LOANS OR WITHDRAWALS) ARE TREATED AS INCOME FIRST AND THEN RECOVERED INVESTMENT.

          2. IF YOU RECEIVE A TAXABLE PAYMENT BEFORE YOU BECOME 59 1/2 YEARS OF AGE, AN ADDITIONAL 10% TAX IS PAYABLE UNLESS YOU RECEIVE PAYMENTS (1) ON ACCOUNT OF BECOMING DISABLED OR (2) IN A SERIES OF SUBSTANTIALLY EQUIVALENT PAYMENTS OVER THE PERIOD OF YOUR LIFE EXPECTANCY OR THE COMBINED LIFE EXPECTANCY OF YOU AND YOUR BENEFICIARY.

          ALTHOUGH YOUR POLICY DOES NOT PROVIDE FOR A REFUND OF PREMIUMS, METROPOLITAN IS WILLING TO REFUND THE ABOVE REFUND AMOUNT IF YOU REQUEST, IN WRITING, US TO DO SO WITHIN 60 DAYS AFTER THE NEXT POLICY ANNIVERSARY SHOWN ABOVE. IF THE REFUND IS MADE PRIOR TO THAT DATE, YOUR POLICY WILL NOT BE CONSIDERED A MODIFIED ENDOWMENT CONTRACT.

          PLEASE WRITE TO US AT THE ADDRESS SHOWN ABOVE.


          JACK SCHULTZ, MANAGER
          POLICYHOLDER SERVICES


SCP                                   - 13 -                     November, 1992

      2.3   NEW PROCESSING REQUIREMENTS.

      2.3.1 Perform 7-Pay Premium Calculation.

            The calculation of the 7-pay premium is performed along with the calculation of the guideline premiums during new issue processing. There are two methods used, formula and table.

            2.3.1.1 By Formula. The formulas used are found in Appendix II. All plans with the exception of the original Corporate Universal Life (CUL) use the formulas.

            2.3.1.2 By Table. The original Corporate Universal Life (CUL) Plan uses a table and is not a part of these specifications.

      2.3.2 Perform 7-Pay Test.

            If the MEC Indicator is N or blank, compare the 7-pay premium calculated above to the total of all premiums collected in the 1st policy year. This figure includes cash with app, initial premiums, 1st year rollover amounts, and 1st year premium payments. MetLife usually employs transaction screen 220.61 for collecting all 1st year premiums.

            If the total 1st year premium is greater than the 7-pay premium, the system will perform the following steps:

                  a.    Move "P" to MEC Indicator (Possibly a MEC).

                  b.    Move "1" to MEC Reason Code (Issued as a MEC).

                  c.    Move Policy Effective Date to MEC Effective Date.

                  d.    Move "Os" to 7-Pay Effective Date.

                  e.    Generate letter ADM88, MEC Notification Letter.

            If the total 1st year premium is less than or equal to the 7-pay premium, the system will perform the following:

                  a.    Move "N" to MEC Indicator.

                  b.    Move "O" to MEC Reason Code.

                  c.    Move Policy Effective Date to 7-Pay Effective Date.

                  d.    Move "Os" to MEC Effective Date.

            Each subsequent premium collected in the 1st policy year, if any, is added to the above premium and the 7-pay test is re-applied.


SCP                                  - 14 -                       November, 1992

      2.3.3 7-Pay Test Bypass Condition.

            The 7-pay calculation and 7-pay test are not performed if a Y (will always be a MEC) is entered in the MEC Indicator during APP Entry. This indicates that an old MEC policy was exchanged for a new MEC new policy.

            During new issue processing, if the MEC Indicator is a Y the system will perform the following steps:

                  a.    Move Policy Effective Date to the MEC Effective Date.

                  b.    Move "Os" to the 7-Pay Effective Date.

                  c. If the 1035 Exchange Code is Y (indicates a 1035 exchange policy) move "2" to the MEC Reason Code, otherwise move "1" to the MEC Reason Code.

--------------------------------------------------------------------------------


TAMRA Specs                          - 15 -                   November 19, 1992

4.0   APPENDIX I

            Definitions

      x     =     Age at issue.

      t     =     Policy year - 1 (i.e., time since issue).

      AA    =     Attained age at point of change = x + t.

      m     =     Attained age at material change.

      r     =     Attained age at lowest death benefit in 7-Pay Period.

      SPREM = Cumulative Premiums paid less any prior non taxable distributions. Distributions exclude any transaction fees. Includes substandard ratings and flat extras. Does not include lO35CV.

      DIST  =     Current distribution.

      CV    =     Cash Value before deduction of policy loan or surrender
                  charge. Dividend deposits are excluded, dividend additions are included.

     1035BA515 =  Basis from rollover policy.

     INV   =      SPREM + 1035BASIS - 1035CV + taxable loan.

     GAIN  =      CV-INV

     (symbol) =   Change (new minus old).

     DBs   =      Death Benefit per 1,000 after any change at time S. DB is
                  before any premium paid at time S. DB is before deduction of cost of insurance at time S.

     SFAs  =      Specified Face Amount per 1,000 after any change at time S.

     CORR  =      Section 7702(d) Corridor percentages.


Appendix I                            - 1 -                       November, 1992

     GPL   =      Guideline Premium Limit.

     NSP   =      Net Single Premium.


Appendix I                            - 2 -                       November, 1992

5.0 Appendix II

     7-Pay and Guideline Premium Calculation Formulas

     Definitions

     The basis of these formulas is a paper by Douglas A. Eckley entitled "Life Transformations" and can be found in Volume XXXIX of the Transactions of the Society of Actuaries.

     w=age at final date
      =95 for CUL, EBUL
      =100 for EES, 8PAY, GVUL



--------------------------------------------------------------------------------

     For non-EES plans, omit steps (3) - (9).
     For non-EES plans, replace step (10) with:

                     (12)                      1/12
        (10)   :   q       =   1 - (1 - q     )      ; 6 decimals
                     x+t                  x+t

--------------------------------------------------------------------------------

        STEP
        ----

         (1)   :   1980 CSO, q  per 1,000, for age x to age 99.
                              x

         (2)   :   1980 CSO, q  per 1,000, for age y to age 99.
                              y

         (3)   :   p  = 1 - q  / 1,000
                    x        x

         (4)   :   p  = 1 - q  / 1,000
                    y        y

                         x+t
         (5)   :   P  =  PI   P   = P  * P   ......P
                t+1 x    z=x   s     x    x+1       x+t

                         y+t
         (6)   :   P  =  PI   P   = P  * P   ......P
                t+1 y    z=y   s     y    y+1       y+t

         (7)   :   P__ =  P  +  P  -  P   =   P
                  t xy   t x   t y   t x     t y


APPENDIX II                          -1-                         NOVEMBER, 1992
                               t+1 P__
                                    xy
         (8)   :   P_______ =  __________  ;  8 decimals
                    x+t:y+t        P__
                                  t xy

         (9)   :   q_______ = 1 - P_______  ; 8 decimals, refer to Appendix A.
                    x+t:y+t        x+t:y+t


         (9)   :   q_______ = 1 - P_______  ; 8 decimals, refer to Appendix A.
                    x+t:y+t        x+t:y+t

                            --                       --
                     (12)   |                    1/12 |
         (10)   :   q     = | 1 - (1 - q_______ )     | ; 8 decimals, refer
                     x+t    |           x+t:y+t       |       to Appendix B.
                            --                       --


                         --                                   --
                     /   |                   (12)              |
         (11)   :   i  = | i  * (1 + i ) + q     (1 + i ) - i  |
                     t   |  c         g     t          c     g |
                         --                                   --
                    --------------------------------------------
                            --                         --
                            |           (12)            |
                            | 1 + i  + q     * (1 + i ) |
                            |      g    t            c  |
                            --                         --

                                             --                       --
                     /     (12)           /  |          (12)           |
         (12)   :   q  =  q    (1 + i )  /   | 1 + i + q    * (1 + i ) |
                     t     t         c  /    |      g   t           c  |
                                             --                       --

                     for Steps (11) and (12),   i  = guaranteed interest rate
                                                 g
                                                i  = current interest rate
                                                 c

                             --          -- 12
                             |        /   |
                             |   1 + i    |
                     //      |        t   |
         (13)   :   i     =  |  --------  |      - 1
                     t       |        /   |
                             |   1 + i    |
                             |        q   |
                             --          --

                                             //
                                        1 - V
                     //(12)     1            t          //        1
         (14)   :   a      =  ----  *  ----------   ;  V   =  ---------
                     t         12            // 1       t           //
                                        1 - V   --             1 + i
                                             t  12                  t

                                                         --          -- 12
                                                         |            |
         (15)   :   D(t) ; D(0) = 1 : D(t) = D(t - 1) *  | 1 - q      |
                                                         |      (t-1) |
                                                         --          --
                    -------------------------------------------------------
                                     --            -- 12
                                     |              |
                                     | 1 + i        |
                                     |      (t - 1) |
                                     --            --

                    D(100) = 0 ; D(t) means D(x + t)


                     12                 //(12)    /     /
         (16)   :   C    = 12 * D(t) * a       * V   * q
                     (t)                t         t     t


--------------------------------------------------------------------------------




APPENDIX II                          -2-                         NOVEMBER, 1992

A.   GUIDELINE ANNUAL PREMIUMS (GAP)

                                  1
                                 --
                                 12
                i  = i   = (1.04)   - 1
                 g    c

                LOADING = 4.5%




      (1) OPTION A:

                            1
                           --
                 /         12
                i  = (1.04)   - 1
                 t


                 /    (12)  /      (12)
                q  = q     /   1 + q
                 t    t   /        t


               12    12        12
              C   + C   +.. + C    + D
               40    41        w-1    w          P = 1,000
          P = ------------------------- ;  GAP = --------- - 0.05 ; 2 DECIMALS
                D   + D  +...+ D              A    .955
                 40    41       w-1


      (2) OPTION B:

                      --            --
                      |        1     |
                      |       --     |
                 /    |       12     |     (12)  /      (12)
                i  =  | (1.04)   - 1 |  - q     /  1 + q
                 t    --            --     t   /        t


                 /    (12)  /      (12)
                q  = q     /  1 + q
                 t    t   /        t


               12    12        12
              C   + C   +.. + C    + D
               40    41        w-1    w           P = 1,000
          P = ------------------------- ;  GAP = --------- - 0.05 ; 2 DECIMALS
                D   + D  +...+ D              B     .955
                 40    41       w-1




APPENDIX II                          -3-                         NOVEMBER, 1992

      (3) OPTION C:


           NOTATION

           GAP   :  Guideline Annual Premium for Option A, per $1,000
              A     Specified Face Amount (SFA)

           GAP   :  Guideline Annual Premium for Option B, per $1,000 SFA
              B

           GAP   :  Guideline Annual Premium for Option C, per $1,000 SFA
              C

             (n)                              th
           CV    :  Cash Value at the end of n   month of age x
             x



           METHOD

           There is no formula which can be directly employed to calculate GAP . Instead, the MIDPOINT SEARCH METHOD is used to search the
              C
           GAP  such that the cash value at the end of the 12th month of
              C
           FINAL AGE* equals 1,000.

              * FINAL AGE, f, is 94 for CUL and EBUL.  Use 99 for EES, 8PAY
                and GVUL

              For example, for CUL use the midpoint search method to search GAP such that:
                 C

                        (12)    (12)
                      CV    = CV    = 1,000
                        f       94


           MIDPOINT SEARCH PROCEDURE.....


              1) Starting Point P

                 a) Let    UPPER = GAP
                                      B
                           LOWER = GAP
                                      A
                           P = (UPPER + LOWER) = 0.5 ; rounded to 2 decimal
                                                       places.

                 b) If P = UPPER or P = LOWER,
                       then let GAP  = P and stop.
                                   C
                       (else go to next step 2).




APPENDIX II                          -4-                         NOVEMBER, 1992

              2) Calculate cash value at the end of the 12th month of final age.

                 a) Premium is paid annually at the beginning of each policy anniversary.

                 b) Calculation of cash value at the end of each valuation
                    month (CV) is defined as follows:

                         --
                         |   0                     q
                    CV = | CV  + GP * (1 - L) - ------
                         |                       1000
                         --

                                        0
                         (1000 + min (CV + GP = (1 - L), SIGMA GP)
                       * (----------------------------------------
                         (                1.0032737

                                           --
                           0              ) |
                       - CV - GP * (1 - L)) |   * .0032737
                                          ) |
                                           --

                    where:

                      0
                    CV      = cash value at the end of the last valuation
                              month.
                    GP      = premium paid at the beginning of valuation
                              month.  GP = P on the anniversary.  GP = 0,
                              otherwise.
                    q       = monthly mortality charges per $1,000 Net Amount
                              at Risk (NAR).
                    SIGMA GP= total premium paid to (include) the beginning
                              of the valuation month.
                    L       = loading.

                             (12)
                 c) Round  CV    to 2 decimal places.
                             f


              3) Criteria to Stop Searching

                                   (12)
                    If 999.5  <  CV     < 1000
                              -    f    -
                        then, let GAP  = P and stop.
                                    C

                         (12)
                    If CV     > 1000
                         f
                        then, go to 1), let UPPER = P and restart the procedure.

                         (12)
                    If CV     < 999.5
                         f
                        then, go to 1), let LOWER = P and restart the procedure.


APPENDIX II                          -5-                         NOVEMBER, 1992

B.   GUIDELINE SINGLE PREMIUMS (GSP)

                            1                       1
                           --                      --
                           12                      12
              - i  = (1.04)   - 1      i   = (1.06)   - 1
                 g                      c

              - LOADING = 4.5%

                                         (12)
                       i   = (1 + i ) + q    * (1 + i ) * i
                 /      c          g     t           c     g
                i  = --------------------------------------
                 t                       (12)
                             (1 + i ) + q    * (1 + i )
                                   g     t           c


                                                   (12)
                         q  * 1.06                q    * (1 + i )
                 /        t                        t           c
                q  = ----------------       -------------------------
                 t    1.04 + q * 1.06                   (12)
                              t             (1 + i ) + q    * (1 + i )
                                                  g     t           c


                     12    12         12
                    C   + C   +... + C    + D
                     40    41         w-1    w
                P = --------------------------
                                D
                                 40


                      P * 1.000
                GSP = ---------  - .25 ; 2 DECIMALS
                         .955



--------------------------------------------------------------------------------




APPENDIX II                          -6-                         NOVEMBER, 1992

C.   7-Pay Premiums  (7PP      )  (7PP      )
                         Annual       Single


                                   1
                                  --
                                  12
              - i  =  i   = (1.04)   - 1
                 g     c


              - LOADING  =  0%


                           1
                          --
               /          12
              i  =  (1.04)   - 1
               t


               /    (12) /      (12)
              q  = q    /  1 + q
               t    t  /        t



     (1) ANNUAL


              12    12         12
             C   + C   +... + C   + D
              40    41         w-1   w
         P = ------------------------- ;  7PP      = P * 1.000-0.05 ; 2 DECIMALS
                 D   + D   +...+ D           Annual
                  40    41        46


     (2) SINGLE


              12    12         12
             C   + C   +... + C   + D
              40    41         w-1   w
         P = ------------------------- ;  7PP      = P * 1.000-0.25 ; 2 DECIMALS
                        D                    Single
                         40



--------------------------------------------------------------------------------




APPENDIX II                          -7-                         NOVEMBER, 1992